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Exhibit 11.  Statement re computation of per share earnings.



                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE



                                                Three months ended March 31,
                                                    1999            1998
                                                -------------    -----------
                                                         AS RESTATED
                                                          SEE NOTE C

Net income from continuing operations           $ 80,348,000    $ 78,152,000
Discontinued operations of Waddell & Reed:
  Net income from operations                               0      14,766,000
                                                ------------    ------------
Net income before cumulative effect of
  change in accounting principle                  80,348,000      92,918,000
Cumulative effect of change in
  accounting principle                            16,084,000               0
                                                ------------    ------------
Net income                                      $ 96,434,000    $ 92,918,000
                                                ============    ============

Basic weighted average shares and
  common stock equivalents outstandin            135,226,921     140,204,774

Diluted weighted average shares and
  common stock equivalents outstandin            136,135,425     141,697,167

Net income from continuing operations           $       0.59    $       0.56

Discontinued operations of Waddell & Reed:
  Net income from operations                            0.00            0.10
                                                ------------    ------------
Net income before cumulative effect of
  change in accounting principle                        0.59            0.66
Cumulative effect of change in
  accounting principle                                  0.12            0.00
                                                ------------    ------------
Net income                                      $       0.71    $       0.66
                                                ============    ============


Net income from continuing operations           $       0.59    $       0.55
Discontinued operations of Waddell & Reed:
  Net income from operations                            0.00            0.11
                                                ------------    ------------
Net income before cumulative effect of
  change in accounting principle                        0.59            0.66
Cumulative effect of change in
  accounting principle                                  0.12            0.00
                                                 -----------     -----------
Net income                                       $      0.71     $      0.66
                                                 ===========     ===========




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